Exhibit (9)(a)(xvii)

AMENDMENT NO. 16

GLOBAL CUSTODY AGREEMENT

Amendment No. 16, dated as of July 16, 2020 (“Amendment No. 16”), to the Global Custody Agreement dated as of December 31, 2001, as amended (“Agreement”), by and between EQ Premier VIP Trust (“Trust”), on behalf of each of the portfolios designated on Schedule C, and JPMorgan Chase Bank (“Bank”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

The Trust and Bank hereby agree to modify and amend the Agreement as follows:

1.

Removed Portfolios:    All references to Charter Aggressive Growth Portfolio, Charter Growth Portfolio, Charter Moderate Portfolio, Charter Moderate Growth Portfolio, Charter Small Cap Growth Portfolio, Charter Small Cap Value Portfolio and Charter Conservative Portfolio are deleted from the Agreement.

2.	Name Changes: The following Portfolios have changed their names:

AXA Aggressive Allocation Portfolio	EQ/Aggressive Allocation Portfolio
AXA Conservative Allocation Portfolio	EQ/Conservative Allocation Portfolio
AXA Conservative-Plus Allocation Portfolio	EQ/Conservative-Plus Allocation Portfolio
AXA Moderate Allocation Portfolio	EQ/Moderate Allocation Portfolio
AXA Moderate-Plus Allocation Portfolio	EQ/Moderate-Plus Allocation Portfolio

3.

Schedule C. Schedule C to the Agreement, setting forth the Portfolios of the Trust on behalf of which the Trust is entering into the Agreement is deleted and replaced in its entirety by Schedule C attached hereto.

4.	Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 16 as of the date first above set forth.

EQ PREMIER VIP TRUST (the “Trust”), on behalf of each of the portfolios designated on Schedule C		JPMORGAN CHASE BANK

By:	/s/ Brian E. Walsh	By:	/s/ Alan Liang
Name:	Brian E. Walsh	Name:	Alan Liang
Title:	Chief Financial Officer and Treasurer	Title:	Vice President

AMENDMENT NO. 16

SCHEDULE C

GLOBAL CUSTODY AGREEMENT

PORTFOLIOS OF THE TRUST

EQ/Aggressive Allocation Portfolio

EQ/Conservative Allocation Portfolio

EQ/Conservative–Plus Allocation Portfolio

EQ/Core Plus Bond Portfolio

EQ/Moderate Allocation Portfolio

EQ/Moderate–Plus Allocation Portfolio

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio

Target 2055 Allocation Portfolio